UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 22nd Avenue, Brookings, SD		57006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (605) 696-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Other Events

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2008, VeraSun Energy Corporation (“VeraSun”) completed the closing of the merger (the “Merger”) with US BioEnergy Corporation (“US BioEnergy”), pursuant to the Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun, Host Acquisition Corporation (a direct, wholly-owned subsidiary of VeraSun) and US BioEnergy (the “Merger Agreement”), with the Merger becoming effective on April 1, 2008.

In the Merger, each outstanding share of US BioEnergy common stock was converted into 0.810 shares of VeraSun common stock (plus cash in lieu of fractional shares) and each outstanding US BioEnergy stock option and restricted stock award issued under a US BioEnergy equity-based compensation plan was converted into a VeraSun stock option or restricted stock award, as applicable, in each case on the same terms and conditions as were applicable under such US BioEnergy equity-based compensation plan. As a result of the Merger, former US BioEnergy shareholders own approximately 41.0% of the outstanding shares of VeraSun common stock. Additional information regarding the Merger may be found in the press release issued by VeraSun in connection with the announcement of the completion of the Merger, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2008, VeraSun amended the change in control agreements it had entered into on November 28, 2007 (the “Original CIC Agreements”) with each of Donald L. Endres, Chief Executive Officer, Danny C. Herron, President and Chief Financial Officer, William L. Honnef, Senior Vice President, Strategic Initiatives and John M. Schweitzer, Senior Vice President, General Counsel and Corporate Secretary, and certain other officers of VeraSun to extend the period to exercise options and other equity awards for any such officer who either is of or, during the severance period applicable to such officer, would reach VeraSun’s normal retirement age (62 years with five years of service or 65 years) to the date that is the earlier of (x) five years after the officer’s date of termination (instead of two years in the Original CIC Agreements), (y) the expiration of the award under its terms, or (z) the tenth anniversary of the original date of the award. The Original CIC Agreements, which remain otherwise unchanged, are described in VeraSun’s Current Report on Form 8-K filed on Decmber 3, 2007, which is incorporated herein by reference.

Effective April 1, 2008, VeraSun appointed James E. Dauwalter as a Director and Member of the Compensation Committee and Nominating and Corporate Governance Committee of VeraSun, Jay D. Debertin as a Director of VeraSun, Gordon W. Ommen as a Director and Non-Executive Chairman of the Board of VeraSun and Mark A. Ruelle as a Director and Chairman of the Audit Committee of VeraSun. These appointments were made pursuant to the terms of the Merger Agreement.

John M. Schweitzer resigned from his position as VeraSun’s Senior Vice President, General Counsel and Secretary effective April 1, 2008 and will retire as an employee of VeraSun on May 1, 2008. Gregory S. Schlicht, formerly the Vice President, General Counsel and Corporate Secretary of US BioEnergy, succeeded Mr. Schweitzer as VeraSun’s Senior Vice President, General Counsel and Secretary, effective April 1, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 1, 2008, VeraSun amended and restated its Bylaws. The purpose of the amendment, which does not require shareholder approval, was to implement certain changes agreed to in the Merger Agreement. The following summary of the amendments to VeraSun’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

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Section 1 has been amended to permit changing the location of VeraSun’s principal office. Any such change will require a designation by the Board of Directors and publication in VeraSun’s annual report filed from time to time with the South Dakota Secretary of State.

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Section 2 has been amended to (i) provide that the Chief Executive Officer may call special meetings and may give shareholders notice of a shareholders meeting and (ii) delete the right of the Chairman of the Board to nominate candidates for the election to the board of directors, consistent with VeraSun’s existing Corporate Governance Guidelines.

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Section 3 has been amended to (i) create the position of Non-Executive Chairman of the Board, (ii) provide that the Non-Executive Chairman of the Board shall preside over all meetings of the board of directors and shareholders at which he is present, (iii) provide for the election, at the Effective Time of the Merger, of Gordon W. Ommen as Non-Executive Chairman of the Board to serve until the annual meeting of shareholders in 2009, unless earlier removed as provided below, (iv) provide that a removal of Mr. Ommen as Non-Executive Chairman of the Board prior to the annual meeting of shareholders in 2009 shall require an affirmative vote of not less than 75% of the entire board of directors and (v) provide that the Chief Executive Officer may call special meetings of the board of directors.

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Section 4 has been amended to provide (i) for a separate office of Chief Executive Officer, (ii) that the Chief Executive Officer shall have general supervision and direction of the business and affairs of the corporation, shall be a member of the board of directors and shall report directly to the board of directors, (iii) for the election, at the Effective Time of the Merger, of Donald L. Endres as Chief Executive Officer to serve until the annual meeting of shareholders in 2009, unless earlier removed as provided below, (iv) that until the annual meeting of shareholders in 2009, the removal of Donald Endres from the office of Chief Executive Officer, any modification to the provisions of his employment contract which provide for his term of office or any modification to the role, duties, authority or reporting line of the Chief Executive Officer, each shall require the affirmative vote of not less than 75% of the entire board of directors and (v) for the deletion of the offices of Treasurer and Assistant Treasurer from the Bylaws (which positions are not filled).

•	Section 6 has been amended to provide that stock held by VeraSun in another corporation shall be voted by the Chief Executive Officer instead of the Chairman of the Board.

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Section 8 has been amended to provide that the board of directors may not alter, amend or repeal, or adopt new Bylaws in conflict with, or recommend any such action to shareholders that would amend (i) any provision of the Bylaws which requires a 75% vote of the entire board of directors for action to be taken thereunder or (ii) such provisions of Section 8, in each case without the affirmative vote of not less than 75% of the entire board of directors.

In addition, non-substantive conforming and other technical changes and updates were made in Sections 2, 3, 4 and 7.

Item 8.01	Other Events.

On March 31, 2008, VeraSun announced that it has completed the closing of the Merger and that its shareholders approved the issuance of VeraSun common stock, par value $0.01 per share, to shareholders of US BioEnergy pursuant to the Merger Agreement.

The press release issued by VeraSun in connection with these announcements is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after April 4, 2008, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after April 4, 2008, the date by which this Current Report must be filed pursuant to General Instruction B.1. of
Form 8-K.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun Energy Corporation, Host Acquisition Corporation and US BioEnergy Corporation (incorporated by reference to Exhibit 2.1 to VeraSun Energy Corporation’s Current Report on Form 8-K, filed with the SEC on December 5, 2007, File No. 001-32913).

3.1	Amended and Restated Bylaws of VeraSun Energy Corporation (as amended).

99.1	Press Release dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

/s/ Danny C. Herron
Date: April 1, 2008	By:	Danny C. Herron
	Its:	President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun Energy Corporation, Host Acquisition Corporation and US BioEnergy Corporation (incorporated by reference to Exhibit 2.1 to VeraSun Energy Corporation’s Current Report on Form 8-K, filed with the SEC on December 5, 2007, File No. 001-32913).

3.1	Amended and Restated Bylaws of VeraSun Energy Corporation (as amended).

99.1	Press Release dated March 31, 2008.